SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of the
          Securities Exchange Act of 1934 (Amendment No.   )

               Filed by the Registrant [X]
               Filed by a Party other than the Registrant [  ]
               Check the appropriate box:
               [X]  Preliminary Proxy Statement
               [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
               [ ]  Definitive Proxy Statement
               [ ]  Definitive Additional Materials
               [ ] Soliciting Material Pursuant to section 240.14a-11(c) or Section 240.14a-12

                                 Exolon-ESK Company
                  (Name of Registrant as Specified in its Charter)
               Payment of Filing Fee (Check the appropriate box):

          **** FEE NO LONGER REQUIRED******************************

               [ ] $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), 14a-6(i)(2) or Item 22 (a)(2) of Schedule 14A.
               [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
               [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
               [ ]  Fee paid previously with preliminary materials.
               [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                                 EXOLON-ESK COMPANY
                           Annual Meeting of Stockholders
                              To be Held April 30, 1997


               Notice is hereby given that the Annual Meeting of the Stockholders of EXOLON-ESK COMPANY will be held at the offices of Exolon-ESK Company, 1000 East Niagara Street, Tonawanda, New York on Wednesday, April 30, 1997 at 10:00 a.m. for the following purposes:

               1. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation (A) by amending Article Fifth thereof to reduce the number of directors of the Company from eight to six and (B) by amending Article Sixth thereof to reduce from five to four the number of directors whose affirmative vote is required to amend the Bylaws of the corporation.

               2. To hold an election by the holders of the outstanding shares of the Company's Common Stock and its Series $1.12 1/2 Convertible Preferred Stock of three persons (four persons if proposal number one is not approved) to the Company's Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

               3. To transact such other business as may properly come before the meeting or any adjournment thereof.

               In addition, at this meeting the holder of the Company's outstanding shares of Class A Common Stock and its Series B $1.12-1/2 Convertible Preferred Stock will elect three members of the Company's Board of Directors (four persons if proposal Number One is not approved) to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

               The Board of Directors has fixed the close of business on March 31, 1997, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournment thereof.

               Attention is directed to the Proxy Statement printed on the following pages.
                                        By order of the Board of Directors

                                        NANCY E. GATES, ESQ.
                                        Corporate Secretary


          April 1, 1997


               Please indicate your instructions on the enclosed proxy card, date and sign it, and mail it in the enclosed envelope as promptly as possible. If you attend this meeting, you may vote in person and the proxy will not be used.


                                 EXOLON-ESK COMPANY
                                   PROXY STATEMENT



                           Annual Meeting of Stockholders
                                   April 30, 1997


          Solicitation of Proxies

               This Proxy Statement is being furnished on or about April 1, 1997 to all holders of the Common Stock, par value $1.00 per share ("Common Stock"), and of the Series A $1.12 1/2 Convertible Preferred Stock (the "Series A Preferred Stock") of Exolon-ESK Company (the "Company") of record on March 31, 1997 in connection with the solicitation of proxies in the form enclosed by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 30, 1997, and at any adjournments thereof. The Company's principal executive office is located at 1000 East Niagara Street, Tonawanda, New York 14150.

               Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. When proxies in the accompanying form are returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy card, unless the proxy is revoked prior to its exercise. A proxy may be revoked at any time prior to its exercise by delivery of a written revocation to the Secretary of the Company. Proxies submitted with abstentions and broker non-votes will be counted in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the votes cast on proposals submitted to shareholders.

               At the close of business on March 31, 1997, the record date for determining the holders of the Common Stock and the Series A Preferred Stock entitled to vote at the Annual Meeting of Stockholders, there were outstanding 481,995 shares of Common Stock and 19,364 shares of the Series A Preferred Stock of the Company entitled to vote with respect to the election of directors and the other matters to be considered at the meeting. Each share has the right to one vote. At the close of business on March 31, 1997, there were outstanding 512,897 shares of the $1 par value Class A Common Stock (the "Class A Common Stock") and 19,364 shares of the Series B $1.12 1/2 Convertible Preferred Stock (the "Series B Preferred Stock") of the Company entitled to vote with respect to the election of additional directors and the other matters to be considered at the meeting. Each share has the right to one vote. Except with respect to the election of directors, both the affirmative vote of the holders of a majority of the shares of Common Stock and the Series A Preferred Stock voting together as a single class, and the affirmative vote of the holders of a majority of the shares of the Class A Common Stock and the Series B Preferred Stock voting together as a separate single class, are required for the approval of all matters to be brought before the meeting.

               The cost of soliciting proxies will be borne by the Company. In addition to this solicitation, the officers, directors, and regular employees of the Company without any additional compensation may solicit proxies by mail, facsimile, telephone or personal contact. The Company will also request stockbrokers, banks, and other fiduciaries to forward proxy material to their principals or customers, who are the beneficial owners of shares, and will reimburse them for their expenses. If no contrary instruction is indicated, each proxy will be voted FOR the listed proposals and in accordance with the discretion of the proxies on any other matter which may properly come before the meeting. Security Ownership of Certain Beneficial Owners and Management

               Common Stock and Series A Preferred. The stock ownership of the only persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock and of the Series A Preferred Stock as of March 31, 1997, and such stock ownership of all directors and officers of the Company as a group as of that date are as follows:

                                                          Shares of   Percent
                                   Shares of    Percent    Series A      of
            Name & Address          Common         of     Preferred  Outstand-
             of Beneficial           Stock     Outstand-    Stock       ing
                 Owner              Benefic-      ing      Benefic-   Series A
                                     ially       Common     ially    Preferred
                                   Owned (1)     Stock    Owned (1)    Stock

      Patrick W.E. Hodgson, et     159,686(2)      33.1      18,334     94.7
      al. 60 Bedford Road - 2nd
      Floor Toronto, Ont., Canada
      M5R 2K2

      Ferro Alloys Services, Inc.   90,800(3)      18.8         ---     ---
      Suite 463
      Carborundum Center
      Niagara Falls, NY 14303

      Trustees of the Stevens          28,744       6.0         ---     ---
      Institute of Technology
      Castle Point Station
      Hoboken, NJ 07030

      The Exolon-ESK Company of        26,000       5.4         ---     ---
      Canada Ltd Consolidated
      Pension Plan Reg. No. C-
      6808 181 Queen Street
      Thorold, Ont., Canada L2V
      5A9

      Edward J. Bielawski, et al.   30,600(4)       6.4         ---     ---
      5150 Dorchester Rd., Unit
      15 Niagara Falls, Ont.,
      Canada L2E 6Z3

      William J. Burke, III, et     30,370(5)       6.3         ---     ---
      al. 111 Devonshire Street
      Boston, MA 02109

      All Directors and Officers   250,486(6)      52.0      18,334     94.7
      as a group (14 persons)


     (1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission.
     (2) Beneficially owned by a group composed of: Patrick W.E. Hodgson (57,626); William J. Magavern II and James L. Magavern, as co-executors of the Estate of Samuel D. Magavern (15,260); Brent D. Baird (1,300); Aries Hill Corp. (a private holding company whose controlling shareholders include Brent D. Baird, Bruce C. Baird, Brian D. Baird and Bridget B. Baird) (14,000); Bridget B. Baird, as trustee of a family trust (9,800); Jane D. Baird (9,000); The Cameron Baird Foundation (a charitable foundation whose trustees include
          Jane D. Baird, Bridget B. Baird, Brian D. Baird, Bruce C. Baird, Bronwyn B. Clauson and Brenda B. Senturia) (5,700); First Carolina Investors, Inc. (a Delaware corporation whose directors include
          Brent D. Baird, Bruce C. Baird, Patrick W.E. Hodgson, Theodore E. Dann, Jr. and H. Thomas Webb) (40,000); William J. Magavern II (5,000); and, James L. Magavern (2,000). Members of the group had sole voting and investment power with respect to 131,016 shares and shared voting and investment power with respect to 27,724 shares, and reported that they had agreed to evaluate jointly any proposal presented to the Company's shareholders pursuant to which Wacker Chemical Corporation may acquire all or substantially all of the assets of the Company.
      (3) Owned by Ferro Alloys Services, Inc., a corporation of which
          Theodore E. Dann, Jr., who is Chairman of the Board of the Company, is a director, officer and corporate attorney. Includes 2,000 shares held in the name of the Estate of Theodore E. Dann that are beneficially owned by Ferro Alloys Services, Inc.
      (4) Includes 20,600 shares owned by Theeb, Ltd. ("Theeb") 4,000 shares owned by Robert C. Thiel, 3,000 shares owned by Mr. Bielawski's sister and 3,000 shares owned by his brother all of which he has the power to vote. Theeb is a company organized under the laws of Ontario which is controlled by Messrs. Thiel and Bielawski (each of whom owns, indirectly, 50% of its outstanding stock).
     (5) Includes 25,500 shares owned by May and Gannon, Inc., a Massachusetts corporation whose directors are William J. Burke, III (who is the President), Ellen Burke Ryan and Helen D. Burke.
     (6) Except as otherwise indicated above, members of the group have sole voting and investment power with respect to such shares.

               Beneficial Owner of Class A Common Stock and Series B Preferred Stock. The stock ownership of the only beneficial owner of the Class A Common Stock and Series B Preferred Stock of the Company as of April 2, 1996 is as follows:

                                                                  Shares of
                                                                  Series B
                                                                  Preferred
                                                                    Stock
                                                  Shares of       Benefic-
                                                Class A Common      ially
                                                    Stock           Owned
                                                 Beneficially     (Percent
                  Name & Address                    Owned         of Class
                  of Beneficial               (Percent of Class   Outstand-
                      Owner                      Outstanding)       ing)

     Wacker Chemicals (USA), Inc.  ....         512,897 (100%)     19,364
     c/o Wacker Chemical Holding                                   (100%)
     Corporation
     3301 Sutton Road
     Adrian, MI  49221-9397

          Proposal 1 - Amendment to the Restated Certificate of
          Incorporation

               The Board of Directors presently consists of eight members, four of whom were elected by the outstanding shares of Common Stock and Series A Preferred Stock voting as a class, and four of whom were elected by the outstanding shares of Class A Common Stock and Series B Preferred Stock voting as a class.

               The directors elected by the holder of the Class A Common Stock and the Series B Preferred Stock (hereinafter referred to as the Wacker Directors ) requested that the size of the Board of Directors of the Company be reduced from eight to six on the basis that six directors would provide adequate representation and that, under the circumstances, the provision for two extra directors created additional expenses for the Company and made it more difficult to convene Board meetings. The directors elected by the shares of Common Stock and Series A Preferred Stock (hereinafter referred to as the Common Directors ) agreed to the change.

               Accordingly, by resolution dated March 26, 1996, the Board approved and recommended for adoption by shareholders an amendment to the Company's Restated Certificate of Incorporation (the Certificate ) that would amend Article Fifth of the Certificate to reduce the number of directors from eight to six. A corresponding change to Article Sixth of the Certificate to reduce the number of directors whose affirmative vote is required in order to amend the Company's Bylaws from five to four, was also approved and is recommended to shareholders.

               A vote in favor of adoption by a majority of the shares of Common Stock and Series A Preferred Stock voting together as a separate class and by a majority of the shares of Class A Common Stock and Series B Preferred Stock voting as a separate class is required for approval of proposal number 1.

               Reference is made to the Amendment to the Restated
          Certificate of Incorporation attached hereto as Appendix A for the complete terms of the proposed amendments.

               The Board of Directors recommends a vote FOR the adoption of the proposed Amendment to the Company's Restated Certificate of Incorporation.

          Proposal 2 -- Election of Directors

               If proposal number 1 is approved, the Board of Directors will consist of six members, three of whom are elected by the outstanding shares of Common Stock and Series A Preferred Stock voting as a class (Common Directors), and three of whom are elected by the outstanding shares of Class A Common Stock and Series B Preferred Stock voting as a class (Wacker Directors).

               The nominees for election as Common Directors, with respect to whom proxies are being solicited hereby, are Brent D. Baird, Theodore E. Dann, Jr., and Patrick W.E. Hodgson. All nominees are presently members of the Board.

               The shares represented by the enclosed proxy will be voted for the Board of Directors' nominees for election as Common Directors unless authority is withheld. In the event that any such nominee for director should become unavailable (which is not anticipated), it is intended that such shares will be voted for such substitute nominee or nominees as may be determined by the Common Directors or that a vacancy will be left in the membership to be filled subsequently by the Common Directors.

               Representatives of Wacker Chemicals (USA), Inc., owner of all of the outstanding shares of the Class A Common Stock and Series B Preferred Stock, have indicated to the Company that such shares will be voted for the election of the following directors:
          Dr. Bernhard Frank, Mr. Craig Rogerson, and Dr. Hans Herrmann.

          All are presently members of the Board.

               If proposal number 1 is not approved, the Board of Directors will continue to consist of eight members, four of whom are elected by the outstanding shares of Common Stock and Series A Preferred Stock voting as a class and four of whom are elected by the outstanding shares of Class A Common Stock and Series B Preferred Stock voting together as a class. In such event, it is the intention of the Common Directors to nominate at the meeting Dr. Hans Essler for election as a director by the Common Stock and Series A Preferred Stock and for the Wacker Directors to nominate a person to be chosen by Wacker for election as a director by the Class A Common Stock and Series B Preferred Stock.

               Information as to the nominees for directors is furnished in the following table. Such information and the information with regard to beneficial ownership of securities have been furnished to the Company by the respective directors.


                                            Shares of         Shares of
                                            the               the
                                            Company's         Company's
                                            Common            Series A
                                            Stock             Preferred
                                            Owned             Stock
                                   Year     Benefic-          Owned
                                   First    ially             Benefic-
                                   Became   as of             ially as
        Name and Principal         Direct-  March 31,   % of  of March    % of
        Occupation            Age  or       1997       Class  31, 1997     Class
        Nominees for
        Election as the
        Common Directors

        Theodore E. Dann,     42   1986     90,800(1)  18.8       --       --
        Jr.
          Chairman of the
        Company's Board of
        Directors since June
        1, 1992; Corporate
        Secretary of the
        Company from January
        1, 1987 through June
        1, 1992; Chief
        Executive Officer of
        Buffalo Technologies
        Corp., from April
        11, 1994 to present;
        Chairman of the
        Board of Buffalo
        Technologies Corp.
        since March 15,
        1995; Vice
        President, Director
        and Corporate
        Attorney for Ferro
        Alloys Services,
        Inc., since 1985;
        Director of First
        Carolina Investors,
        Inc.

        Brent D Baird         57   1994     79,900(2)  16.6       --       --
          Private investor,
        Chairman of First
        Carolina Investors,
        Inc.; Director of
        First Empire State
        Corporation (bank
        holding company),
        Merchants Group,
        Inc., Oglebay Norton
        Company and Todd
        Shipyards
        Corporation; Prior
        to 1992 was a
        limited partner of
        Trubee, Collins &
        Co., a member of the
        New York Stock
        Exchange, Inc.


        (1) See footnote (3) under table of more than 5% stockholders, above.

        (2) See footnote (2) under table of more than 5% stockholders, above. Includes 1,300 shares owned by Mr. Baird, 14,000 shares owned by Aries Hill Corp., 18,800 shares owned by members of Mr. Baird's immediate family who share his household but as to which he has no voting or investment power, 5,700 shares owned by The Cameron Baird Foundation and 42,600 shares owned by First Carolina Investors, Inc.


                                                              Shares of
                                            Shares of         the
                                            the               Company's
                                            Company's         Series A
                                            Common            Preferred
                                            Stock             Stock
                                   Year     Owned             Owned
                                   First    Benefic-          Benefic-
                                   Became   ially as          ially as
        Name and Principal         Direct-  of March    % of  of March    % of
        Occupation            Age  or       31, 1997    Class 31, 1997    Class
        Nominees for
        Election as the
        Common Directors

        Patrick W.E. Hodgson  55   1991     97,626(3)  20.3     18,334    94.7
          President,
        Cinnamon
        Investments, London,
        Ontario, investment
        firm, since 1989;
        Chairman of Todd
        Shipyards, Inc.,
        since Feb. 1993;
        Chairman Scotts
        Hospitality 1994-
        1996; Director,
        First Empire State
        Corp., First
        Carolina Investors,
        Inc., and Scott's
        Restaurants, Inc.
        Nominees for
        Election as Wacker
        Directors

        Craig Rogerson        ___  1997     --         --         --       --
          President, Wacker
        Chemicals (USA),
        Inc.


        (3) Includes 57,626 shares owned by Cinnamon Investments and 40,000 shares owned by First Carolina Investors, Inc. of which Mr. Hodgson is a director. See footnote (2) under table of more than 5% stockholders, above



                                                              Shares of
                                            Shares of         the
                                            the               Company's
                                            Company's         Series A
        Name and Principal                  Common            Preferred
        Occupation                          Stock             Stock
                                   Year     Owned             Owned
                                   First    Benefic-          Benefic-
                                   Became   ially as          ially as
                                   Direct-  of March    % of  of March      % of
                              Age  or       31, 1997   Class  31, 1997     Class
        Nominees for
        Election as Wacker
        Directors

        Dr. Hans Herrmann     60   1986     --         --         --       --
          A Managing
        Director of
        Elektroschmelzwerk
        Kempten GmbH of
        Germany since 1986;
        Vice President of
        Wacker-Chemitronic
        GmbH, a wholly-owned
        subsidiary of Wacker
        Chemie GmbH, 1982-
        86; Executive Vice
        President and
        General Manager of
        Wacker Siltronic
        Corporation, a
        wholly-owned
        subsidiary of Wacker
        Chemical
        Corporation, 1978-
        82.

        Dr. Bernhard Frank    ___  1997     --         --         --       --
        Controller of Wacker
        Silicones

       Committees of the Board

               The Board of Directors met three times during 1996. During 1996, all directors, except Dr. Essler attended at least 75% of the aggregate of meetings of the Board of Directors and of those committees of the Board on which they served.

                The Bylaws of the Company provide for a four member Executive Committee of the Board of Directors. Action by the Executive Committee can only be taken by the affirmative vote of a majority of the Committee, including at least one director elected by the Common Stockholders and one director elected by the Class A Common Stockholders. The Bylaws also provide that the Executive Committee, to the extent provided for by resolution of the Board of Directors and subject to the General Corporation Law of the State of Delaware, shall have all the powers and authority of the Board of Directors in the management of the business affairs of the Company.

               The Executive Committee is composed of Theodore E. Dann, Jr., Dr. Hans Herrmann, Patrick W.E. Hodgson and Craig Rogerson. The Executive Committee is currently fulfilling the responsibilities of a compensation committee in setting the compensation of the officers of the Company and its subsidiaries. The Executive Committee held three meetings in 1996 to discuss compensation and other Board issues.

               The 1996 Audit Committee, which included Brent D. Baird and Dirk Benthien, had responsibility for reviewing with the auditors the scope of the audit work performed, estimating audit fees, considering questions and technical audit and tax issues arising in the course of the audit work, and inquiring as to related matters such as adequacy of internal controls. The Audit Committee met one time in 1996. The 1997 Audit Committee consists of Dr. Bernhard Frank and Brent Baird and will assume the same duties as the 1996 Audit Committee.

                The Company does not have a Nominating Committee.
       Compensation of Directors

               The Company's directors, other than the Chairman, receive from the Company an annual retainer fee of $5,000, and $1,500 for each meeting of the Board or meeting of a committee of the Board they attend, but not to exceed $1,500 for any one day. Director fees payable to Wacker Directors for 1996 were paid to Wacker Chemical Corporation. The Chairman, Mr. Dann, receives an annual retainer fee of $50,000, plus the meeting fees received by the other directors. Compliance with Section 16 of the Securities Exchange Act

               Under Section 16 of the Securities Exchange Act of 1934, as amended, directors, executive officers and persons who own more than 10% of the Company's Common Stock are required to report their ownership of equity securities of the Company, and any changes in that ownership to the Securities Exchange Commission and to the Company. Based solely upon a review of reports furnished to the Company (the "Section 16(a) Reports") by such persons on Forms 3, 4 or 5 for the year ended December 31, 1996, their were no omissions from or late filings of Section 16(a) Reports.

       Executive Officers

               The executive officers of Exolon-ESK Company for 1997 are as follows:


               J. Fred Silver  .....        President and Chief Executive
                                            Officer

               Michael H. Bieger ....       Chief Finance Officer and Vice
                                            President-Finance

               Kersi Dordi .......          Vice President Aluminum Oxide
                                            & Specialty Products

               Armand Ladage ......         Vice President Silicon Carbide

               John L. Redshaw .....        Vice President of Sales &
                                            Marketing

               Nancy E. Gates, Esq.  ..     Secretary

               The business backgrounds of the Company's executive officers are as follows:

               Mr. Silver, age 51, has been the President and Chief Executive Officer since February 15, 1996. From April 26, 1995 to February 15, 1996 he was a member of the Company's Board of Directors. He served as President of Carborundum Abrasives Co. from 1981 through 1992 and President of Time Release Sciences, Inc., a foam manufacturer since January, 1993.

               Mr. Michael H. Bieger, age 40, has been the Chief Financial Officer of the Company since August, 1996. He served as President and Chief Financial Officer of Perry's Ice Cream in Akron, New York from 1990-1994 and as a management consultant for SiGMA Consulting from March of 1994 through July 1996. He is a Certified Public Accountant in the State of New York.

               Mr. Dordi, age 48, has served as a Vice President of Aluminum Oxide & Specialty Products Manufacturing since October 1995 and has served as the General Manager of the Company's Canadian subsidiary, Exolon-ESK Company of Canada, Ltd., since September 1992. In January 1995, he became a member of the Company's Operating Committee and in March 1995 was appointed as an executive officer on the Operating Committee. From November 1990 to September 1992, he served as the Plant Manager for the Company's Thorold, Ontario plant, and from 1986 to November of 1990, he served the Company in various technical and managerial capacities.

               Mr. Ladage, age 43, has served as a Vice President Silicon Carbide since October 1995. In January 1995, he became a member of the Company's Operating Committee and in March 1995 was appointed as an executive officer on the Operating Committee. He served as the Plant Manager of the Company's Hennepin, Illinois operations since 1978.

               Mr. Redshaw, age 42, has served as Vice President of Sales and Marketing since October 1995. In January 1995, he became a member of the Company's Operating Committee, and in March 1995 was appointed as an executive officer on the Operating Committee. He has served as Metallurgical Sales and Marketing Manager for the Company since 1989.

               Ms. Gates, age 32, has been the Corporate Secretary since February 29, 1996. Since February 29, 1996, she has been employed as the Company's in-house counsel. From 1990 to 1996, Ms. Gates was a corporate attorney at the law firm of Magavern, Magavern, & Grimm, LLP, Buffalo, New York.

       Compensation of Executive Officers
               The following Summary Compensation Table sets forth information concerning compensation for services in all capacities for the Company and its subsidiaries for the fiscal years ended December 31, 1996, 1995, and 1994 of those persons who were, at December 31, 1996, (I) the chief executive officer of the Company and (ii) executive officers of the Company and its subsidiaries during 1996 whose annual base salary and bonus compensation exceeded $100,000, (collectively, the "Named Officers").

       Summary Compensation Table

                                   Annual Compensation
           Name and
           Principal                                          All Other
           Position            Year    Salary      Bonus    Compensation (1)


           J. Fred Silver     1996     $136,500    $40,000        $15,568
           President and                                              (2)
           Chief Executive
           Officer
           (effective
           2/15/96)

           Kersi Dordi        1996      $91,000    $45,500        $13,166
           Vice President     1995      $80,000    $45,000        $ 8,216
           Aluminum Oxide &   1994      $73,000    $ 8,350        $ 5,403
           Specialty
           Products


           Armand Ladage      1996      $85,000    $42,500        $13,738
           Vice President     1995      $80,000    $45,000        $ 7,545
           Silicon Carbide    1994      $73,000    $ 8,842        $ 6,204


           John L. Redshaw    1996      $91,000    $45,500        $13,858
           Vice President of  1995      $85,000    $45,000        $ 5,077
           Sales & Marketing  1994      $62,000    $21,700        $ 4,589


           James A.           1996      $80,000    $20,000        $ 6,353
           Bernardoni         1995      $80,000    $45,000        $ 5,296
           Acting Chief       1994      $64,750    $ 7,000        $ 4,929
           Executive Officer
           (thru 2/14/96 and
           Vice President
           thru 7/96)

               (1) Includes matching contributions made by the Company under the Company's Retirement and Savings Plan for U.S. Salaried Employees (the "401(k) Plan"). Also includes premiums paid by the Company on term life insurance, amounts accrued under the Company's Retirement Plan for U.S. Salaried Employees and amounts paid under a car allowance policy.

               (2) Includes Directors Fees of $2,000 earned 1/1/96 through 2/14/96.

          Report of the Executive Committee on Executive Compensation
               The Executive Committee of the Board of Directors currently has among its responsibilities the supervision and approval of Company established executive compensation, including annual base compensation reviews and incentive compensation awards. The Executive Committee determines what it believes to be the appropriate level of compensation for senior executives based on the Company's performance, the executive's contribution to that performance, and the responsibilities of the Corporation entrusted to that executive.

               The Committee's guidelines on compensation start with the basic criterion that in order to retain qualified managers, executive compensation should be competitive with similar positions in similar sized companies in our industry and contain an incentive portion that is intended to stimulate superior performance for shareholders.

               Compensation for Exolon-ESK executives consists of an annual base salary plus an Incentive Award Plan (the Plan ). The base salary is reviewed and set by the Executive Committee. It is subject to change annually. The salary is based upon the nature and scope of the job with an effort to keep the base salary fair and competitive in relation to other companies our size. In setting the 1996 base salaries for the Officers in the Summary Compensation Table, the Executive Committee carefully considered these criteria. A new Incentive Award Plan is instituted each year.

               The Incentive Award Plan is a cash award plan based on a written series of criteria arrived at after discussion by the Executive Committee. The President is not included in the Plan. The other Officers achieve points as they meet certain criterion goals which are in furtherance of the Company's productivity and profitability. In establishing the 1996 Plan and the threshold profitability levels for incentive attainment, the Executive Committee evaluated several factors including the Company's 1996 Business Plan, current and projected competitive conditions, forecasted market condition for the Company's products and, finally, management's strategies and action plans for attaining specific profitability targets for 1996. These factors were all deemed to be important to the Company's overall well-being.

               In the Executive Committee's opinion, the Company's executive officers were adequately compensated in 1996 when compared to other executives in similar positions in companies of similar size. The Company does not provide long term compensation to its officers and, other than as described in the footnotes to the "Summary Compensation Table", above, does not provide perquisites to its officers.

          Membership of the Executive      Theodore E. Dann, Jr.
          Committee:                       Dr. Hans Herrmann
                                           Patrick W.E. Hodgson
                                           Craig Rogerson


          Summary Share Performance Graph

               As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance with a broad market index and with appropriate similar companies. The Company's Common Stock is traded on the Boston Stock Exchange and one appropriate broad market index comparison is with the NASDAQ Stock Market Total Return Index (U.S. Companies). The closest peer group index, on a line-of-business basis, which could be found was the Peer Group Index for NASDAQ stocks under SIC Major Group 32, for manufacturers of stone, clay, glass and concrete products, which was the second comparison selected for this Proxy Statement.

               The annual change for the five-year period shown in the graph is based (as required by SEC rules) on the assumption that $100 had been invested in the Company's stock on December 31st of 1991 and that all dividends had been re-invested quarterly during the period. The total cumulative dollar returns shown on the graph represents the value that the investments would have had on December 31, 1996. The calculations exclude trading commissions and taxes.


                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           Among NASDAQ Total Index, NASDAQ Line of Business and the Exolon-ESK Co.


          Measurement
          Period (Fiscal        Exolon-ESK     NASDAQ Total   NASDAQ Line of
          Year Covered)             Company           Index  Business Stocks

          Measurement Pt-
          12/31/91                     $100            $100             $100

          YE 12/31/92                  $ 92            $116             $109

          YE 12/31/93                  $109            $134             $126

          YE 12/31/94                  $ 90            $131             $121

          YE 12/31/95                  $125            $185             $169

          YE 12/31/96                  $150            $227             $206

               Assumes $100 invested on December 31, 1991 in NASDAQ Stock Market, NASDAQ Line of Business Stocks (Based on SIC Code) and the Exolon-ESK Company.

               Source:   The University of Chicago Graduate School of
                         Business CRSP

          Compensation (Executive) Committee Interlocks and Insider
          Participation

               Elektroschmelzwerk Kempten GmbH ("Kempten") is a subsidiary of Wacker Chemie GmbH ("Wacker Chemie"), which is the owner of all of the outstanding stock of Wacker Chemicals (USA), Inc. ("Wacker"), and Wacker is the owner of all of the Company's outstanding Class A Common Stock and Series B Preferred Stock. The Company is the successor to a merger of ESK Corporation (wholly owned subsidiary of Wacker) into The Exolon Company which was effected on April 27, 1984. Pursuant to an exclusive distributorship and sales representation agreement which was entered into with Kempten at the time of the merger, the Company purchased $2,778,000 and $3,444,000 of certain products from Kempten, during 1996 and 1995, respectively.

               The Company and Kempten maintain a joint patent covering certain technology developed and implemented at the Company's Hennepin facility and are joint applicants with respect to another such patent. The patent and patent application relate to joint ownership rights in the subject technology.

               Dr. Hans Herrmann, who is Managing Director of Kempten, and Craig Rogerson, who is the President of Wacker Chemicals (USA), Inc. (another wholly owned subsidiary of Wacker Chemie), serve on the Executive Committee.

          Certain Related Party Transactions

               The Company had a royalty agreement with Theeb Ltd. ("Theeb") covering the production of crude aluminum oxide at the Company's Thorold, Ontario plant using process technology acquired as part of the construction and completion of an aluminum oxide furnace. This agreement expired July 31, 1996. A separate royalty agreement with International Oxide Fusion, Inc. ("IOF") which covers the production of specialty product for refractory markets may exist until April 30, 2001, but is currently being litigated for breach of contract.

               Royalties paid by the Company under the agreements amounted to $725,000 and $419,000 in the twelve months ended December 31, 1995 and December 31, 1996, respectively.

               Edward J. Bielawski, who beneficially owns 6.4% of the

          Company's Common Stock, is the President of IOF. Theeb is a holding company formed under the laws of the Province of Ontario, which is controlled by Mr. Bielawski and Robert C. Thiel (each of whom owns, indirectly, 50% of Theeb's outstanding stock). Theeb and Messrs. Bielawski and Thiel beneficially own in the aggregate 30,600 shares of the Company's Common Stock (see "Security Ownership of Certain Beneficial Owners and Management"). Stockholder Proposals

               Stockholder proposals for inclusion in proxy materials for the 1998 Annual Meeting of Stockholders should be addressed to Nancy E. Gates, Esq., Corporate Secretary of Exolon-ESK Company, 1000 East Niagara Street, Tonawanda, New York 14150 must be received before November 26, 1997.

          Other Business

               Management knows of no other matters which may come before the meeting. If any other matters are properly presented, it is the intention of the persons named in the proxy to vote or otherwise act in accordance with their best judgment.

               Accompanying this Proxy Statement is a copy of portions of the Company's Annual Report on Form 10-K for the year ended
          December 31, 1996. Any stockholder who has not been furnished a complete copy of the Company's Form 10-K Report with this Proxy Statement may obtain a copy without charge, and any stockholder may obtain copies of any exhibits thereto upon payment of a reasonable fee, by writing to Nancy E. Gates, Esq., Corporate Secretary of Exolon-ESK Company, 1000 E. Niagara Street, Tonawanda, New York 14150.


                                        By Order of the Board of Directors


                                        Nancy E. Gates, Esq.
                                        Corporate Secretary

          Dated:  April 1, 1997



                                                                   Appendix A

                               CERTIFICATE OF AMENDMENT

                                          OF


                          RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                                  EXOLON-ESK COMPANY
                            ______________________________
                        Pursuant to Section 242 of the General
                       Corporation Law of the State of Delaware

               EXOLON-ESK COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the Corporation ), DOES HEREBY CERTIFY:

               FIRST:    The Restated Certificate of Incorporation of the
          Corporation shall be amended as follows:

                    A. Article Fifth of the Certificate of Incorporation is hereby amended to decrease the number of directors from eight to six so that, as amended, the first sentence of said Article Fifth shall read in its entirety as follows:

                     The number of Directors shall be six.

                    B. Article Sixth of the Certificate of Incorporation is hereby amended by deleting subparagraph (1) thereof and substituting a new subparagraph (1) which shall read in its entirety as follows:

                          (1) Notwithstanding any provision of the General
                    Corporation Law of the State of Delaware now or hereafter in force requiring for any corporate action the vote of a lesser number of directors, the affirmative vote of a majority of all of the directors of the Corporation shall be required for the Board of Directors to take any action, except when the Board of Directors shall have designated an executive committee with authority in the management of the Corporation, in which case the affirmative vote of a majority of all of the directors on said executive committee shall be required for the executive committee to take action. Without limiting the generality of the foregoing, the Board of Directors by the affirmative vote of not less than four directors, is hereby authorized to amend the By-laws of the Corporation.


               SECOND:   The Board of Directors of the Corporation duly
          adopted a resolution setting forth the amendments set forth above, declaring their advisability and calling a special meeting of the stockholders of the Corporation entitled to vote in respect thereof. Thereafter, the stockholders of the Corporation duly adopted and approved said amendments at a meeting on April 30, 1997 in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
               IN WITNESS WHEREOF, said Exolon-ESK Company has caused this certificate to be signed by J. Fred Silver, its President, and Nancy E. Gates, its Secretary, this ____day of April, 1997.

                                        EXOLON-ESK COMPANY
                                        By:  J. Fred Silver, President

          ATTEST:
          By:  Nancy E. Gates, Secretary





          [X]   PLEASE MARK VOTES AS IN
                THIS EXAMPLE

          1.  To consider and act upon a    2.  Election of Directors
          proposal to amend the Company's
          Restated Certificate of           [__]  For
          Incorporation (A) by amending     [__]  Withhold
          Article Fifth thereof to reduce   [__]  For All Except
          the number of directors of the
          Company from eight to six and     THEODORE E. DANN, JR.; BRENT D.
          (B) by amending Article Sixth     BAIRD; AND PATRICK W.E. HODGSON
          thereof to reduce from five to
          four the number of directors      If you do not wish your shares
          whose affirmation vote is         voted  FOR  a particular
          required to amend the Bylaws of   nominee, mark the  For All
          the Corporation.                  Except  box and strike a line
                                            through the nominee(s) name.
          [__]  For                         Your shares will be voted for
          [__]  Against                     the remaining nominee(s).
          [__]  Abstain

          RECORD DATE SHARES:

                                            3.  IN ACCORDANCE WITH THE
                                            DISCRETION OF THE PROXIES ON
                                            SUCH OTHER MATTERS AS MAY
                                            PROPERLY COME BEFORE THE
                                            MEETING.

          Please be sure to sign and date   Date:_____________________
          this Proxy
          ________________________________  _______________________________
          Shareholder sign here             Co-owner sign here

                                            Mark box at right if comments or
                                            address change have been noted
                                            on the reverse side of this card
                                            [__]

          _________________________________________________________________
          DETACH CARD                                           DETACH CARD

                                  EXOLON-ESK COMPANY


          Dear Stockholders:

          Please take note of the important information enclosed with this Proxy. There are two issues related to the management and operation of your Company that require your immediate attention and approval. They are discussed in detail in the attached proxy materials.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Stockholders, April 30, 1997.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,

          EXOLON-ESK COMPANY


                                  EXOLON-ESK COMPANY

                       Proxy for Annual Meeting of Stockholders

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Theodore E. Dann, Jr. and Brent D. Baird, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote, if personally present at the Annual Meeting of Stockholders of Exolon-ESK Company to be held at the offices of Exolon-ESK Company, 1000 East Niagara St., Tonawanda, New York on Wednesday, April 30, 1997 at 10:00 a.m. Eastern Time, and at any adjournments thereof, with respect to the matters described on the reverse side.

          The Board of Directors recommends a vote FOR items 1 and 2. The shares represented by the proxy will be voted FOR the matters specified herein if no direction is indicated.

                    PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND
                         RETURN PROMPTLY IN ENCLOSED ENVELOPE.

          Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

          HAS YOUR ADDRESS CHANGED?          DO YOU HAVE ANY COMMENTS?

          ___________________________        _______________________________

          ___________________________        _______________________________

          ___________________________        _______________________________